EXHIBIT 2.4

ASSET TRANSFER AND LICENSE AGREEMENT

This ASSET TRANSFER AND LICENSE AGREEMENT (this “Agreement”), dated as of August 17, 2021 (the “Effective Date”), is entered into by and between Prosper Marketplace, Inc., a Delaware corporation (“PMI” or “Licensee”), and Prosper Funding LLC, a Delaware limited liability company and a wholly-owned subsidiary of PMI (“Prosper Funding” or “Licensor”). PMI and Prosper Funding are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties.”

WHEREAS, PMI has developed and operates a white label service, which may be developed into a private label service, to facilitate the origination of certain financial product (such services, “White Label Services”);
WHEREAS, PMI is developing, and the Parties intend that PMI will operate, a program for Prosper-branded credit cards, together with any similar financial products (“Card Program”); and
WHEREAS, PMI desires to transfer, assign and convey to Prosper Funding, and Prosper Funding desires to acquire, assume and accept from PMI, all intellectual property of PMI currently existing and developed after the date hereof with respect to the White Label Services and Card Program.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Certain Defined Terms. Each term defined in this Section 1, when used in this Agreement, shall have the meaning set forth below.

“Current Prosper Card IP” means any and all Intellectual Property comprising the Card Program, developed by PMI prior to and as of the Effective Date, including, without limitation, all assets listed on Schedule A-1 hereto (with respect to the Card Program) and (a) Patents, Trademarks, Copyrights, Trade Secrets, Software, know how, and associated logos; (b) all work in progress; (c) any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages; and (d) all related “goodwill assets” of PMI that comprise all of the tangible and intangible assets and information connected with the use of, symbolized by, and embodied in such Intellectual Property that are necessary for Prosper Funding to continue using the Intellectual Property in continuity with PMI’s past practice and plans for future use.

“Current Prosper White Label IP” means any and all Intellectual Property comprising the White Label Services developed by PMI prior to and as of the Effective Date, including, without limitation, all assets listed on Schedule A-2 hereto (with respect to White Label Services), (a) Patents, Trademarks, Copyrights, Trade Secrets, Software, know how, and associated logos; (b) all work in progress; (c) any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages; and (d) all related “goodwill assets” of PMI that comprise all of the tangible and intangible assets and information connected with the use of, symbolized by, and embodied in such Intellectual Property that are necessary for Prosper Funding to continue using the intellectual property in continuity with PMI’s past practice and plans for future use.

“Improvements” means, collectively, all work in progress, improvements, enhancements, updates, error corrections, and other changes and additions to the applicable Intellectual Property from and after the Effective Date.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued or granted patents and patent applications (whether provisional or non-provisional, published or non-published), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, registrations, applications for registration and renewals thereof, and other governmental authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (g) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (h) rights of publicity; and (i) all other intellectual or industrial property and proprietary rights.

“Prosper Card IP” means and includes both Current Prosper Card IP and all Improvements thereto, regardless of whether such Improvements are conceived, developed and/or made by, for or on behalf of PMI or Prosper Funding.

“Prosper White Label IP” means and includes both Current Prosper White Label IP and all Improvements thereto, regardless of whether such Improvements are conceived, developed and/or made by, for or on behalf of PMI or Prosper Funding.

“Transferred Assets” means, collectively, Prosper Card IP and Prosper White Label IP.

2.Assignment and Assumption of Transferred Assets. Upon the terms and subject to the conditions set forth herein, PMI hereby agrees to irrevocably transfer, assign and convey to Prosper Funding and its successors and assigns, and Prosper Funding hereby agrees to acquire, assume and accept from PMI, as of the Effective Date, all of PMI’s right, title and interest in, to and under, all of the Transferred Assets (the “Asset Transfer”).

3.Grant of License.

(a)Licensor hereby grants to Licensee a non-exclusive, non-transferable (except as contemplated herein), worldwide license to access and use Prosper Card IP (“Card License”) and Prosper White Label IP (the “White Label License” and, together with the Card License, individually and/or collectively, as the context requires, the “License”). Licensor further grants to Licensee, without restriction, the right to sublicense any portion of the rights (up to and including all rights) afforded to the Licensee by the Licensor with respect to the License (the “Sublicense Rights”); provided, that, (i) upon request, the Licensee shall provide the Licensor with details of any sublicenses granted, (ii) any sublicense granted by the Licensee shall terminate when the applicable License granted by the Licensor to the Licensee terminates, and (iii) Licensee shall be responsible for all such sublicensees’ compliance with Licensee’s duties and obligations set forth in this Agreement with respect to the License. Licensor hereby ratifies any sublicenses granted prior to the date hereof in accordance with the terms of this Agreement and Licensor’s actions taken pursuant to such sublicenses. Licensee shall use and sublicense (A) the Prosper White Label IP exclusively for and in the course of Licensee establishing, marketing and operating the White Label Services (“White Label Operations”) and as otherwise mutually agreed upon by the Parties, and (B) the Prosper Card Program IP exclusively for and in the course of Licensee establishing, marketing and operating the Card Program (“Card Operations”) and as otherwise mutually agreed upon by the Parties.

(b)The Licensee acknowledges that Licensor owns any and all Intellectual Property of whatever nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired, which relate to, or are used or held for use in connection with, its White Label Services and Credit Card Program businesses.

4.Asset Transfer Payment; License Fee. As consideration for the Asset Transfer from PMI to Prosper Funding, and taking into account the value of the License from Prosper Funding to PMI and the Sublicense Rights, Prosper Funding shall pay to PMI a one-time fee of ten dollars ($10).

5.Termination of License.

(c)The Licensor may, by written notice to the Licensee, terminate the Card License or White Label License, as applicable, if (i) the Licensee assigns, or attempts to assign, such License to any other Person without the Licensor’s prior written consent, (ii) the Licensee ceases to perform Card Operations or White Label Operations, as applicable, or declines to make the related products and partnerships available to new customers, registrants or bank partners, as applicable, or announces an intention to take any such action, in each case without the Licensor’s prior written consent, (iii) the Licensee operates either the Card Operations or White Label Operations, as applicable, in violation of any applicable laws and such violation (A) materially impairs the value of the Prosper Card IP or Prosper White Label IP, as applicable, or materially reduces the availability of the Card Program or White Label Services to existing or potential customers, registrants or bank partners, and (B) did not result from any breach by the

Licensor of its obligations under this Agreement or (iv) the Licensee uses the Prosper Card IP or Prosper White Label IP for any purpose other than those applicable purposes contemplated in Section 3(a) hereof.

(d)Licensor and Licensee agree that, if either the Card License or White Label License terminates for any reason, the Licensee may nonetheless continue to perform Card Operations or White Label Operations, as applicable, in relation to any then-outstanding related financial products or, if the Licensor so directs, the Licensor, directly or through other agents, will assume Card Operations or White Label Operations in relation to such financial products or the License will be transferred to a new licensee selected by the Licensor, in each case in a manner that does not adversely affect the related consumers of such financial products.

6.Standard of Liability; Indemnification.
(a)PMI agrees to indemnify, defend and hold Prosper Funding and its successors, assigns, officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities, obligations, deficiencies, taxes, assessments, fines, judgments, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several (collectively, “Losses”), directly or indirectly resulting from or arising out of (i) the failure of PMI to perform its duties in accordance with the terms of this Agreement, (ii) the material breach of any of PMI’s representations, warranties, covenants or agreements contained in this Agreement, (iii) the infringement or misappropriation by PMI of any Patent, Copyright, Trademark, Trade Secret or other proprietary right of Prosper Funding, (iv) the violation of any federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding on PMI, (v) the inappropriate use of the Prosper Card IP or Prosper White Label IP by PMI, (vi) the misuse, neglect, or lack of maintenance of the Prosper Card IP or Prosper White Label IP by PMI, or (vii) the addition, introduction or use of hardware or software that corrupts, damages, negatively interferes or otherwise negatively affect the Prosper Card IP or Prosper White Label IP by PMI; provided, however, that PMI shall not be responsible for any Losses resulting from or arising out of (A) the failure of Prosper Funding to perform its duties in accordance with the terms of this Agreement (unless such failure resulted from the actions or omissions of PMI), or (B) the material breach of any of Prosper Funding’s representations, warranties, covenants or agreements contained in this Agreement.

(b)Except as otherwise expressly provided herein, PMI shall not be under any obligation by this Agreement to appear in, prosecute or defend any legal action that does not relate to its duties in relation to the foregoing License of the Prosper Card IP or White Label IP in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that PMI may, with the consent of Prosper Funding, which consent may be exercised by Prosper Funding in its sole and exclusive discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, or if a PMI deems it necessary to defend any such action, PMI shall be entitled to reimbursement from Prosper Funding for its reasonable legal expenses and costs of such action.

(c)Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to this Section 6, Prosper Funding will use its best efforts to notify PMI in writing thereof in sufficient time for PMI to respond to such claim or answer or otherwise plead in such action. Except to the extent that PMI is prejudiced thereby, the omission of Prosper Funding to promptly notify PMI of any such claim or action shall not relieve PMI from any liability which it may have to Prosper Funding in connection therewith. If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against Prosper Funding, PMI will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to Prosper Funding. After notice from PMI to Prosper Funding of its election to assume the defense, conduct, or settlement thereof, PMI will not be liable to Prosper Funding for any legal or other expenses consequently incurred by Prosper Funding in connection with the defense, conduct or settlement thereof. Prosper Funding will cooperate with PMI in connection with any such claim and make its personnel, books and records relevant to the claim available to PMI. In the event PMI does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, Prosper Funding will not settle such claim, demand or assessment without the prior written consent of PMI, which consent shall not be unreasonably withheld.

7.Additional Transfer Agreements. Each of Prosper Funding and PMI hereby acknowledges and agrees that it will negotiate in good faith and enter into one or more transfer agreements, if necessary or prudent, to document any contributions or transfers of additional property to Prosper Funding from PMI that may include, without limitation, any and all improvements, enhancements, updates, error corrections, and other changes and additions to the Prosper Card IP or White Label IP from and after the Effective Date (regardless of whether such improvements, enhancements, updates, error corrections, and other changes and additions are conceived, developed and/or made by, for or on behalf of Prosper Funding or PMI), or any additional hardware, software or other property related to the Prosper Card IP or White Label IP. Prosper Funding and PMI hereby acknowledge and agree that any such agreement shall be substantially similar to this Agreement.

8.Assignment and Assumption of Assets. On the Effective Date, each of PMI and Prosper Funding shall deliver to the other Party a duly executed Assignment and Assumption of Assets in substantially the form attached hereto as Schedule D.

9.Intellectual Property Filings.

(a)In connection with the Asset Transfer, following the Effective Date and upon the reasonable direction of Prosper Funding, PMI agrees to (i) record and file at the United States Patent and Trademark Office and any necessary foreign equivalents, at its own expense, the original executed trademark assignment set forth on Schedule B hereto to provide third parties with notice of the conveyance hereunder and to perfect the assignment of the trademark assets to Prosper Funding within the applicable timeframes required in each jurisdiction, (ii) record and file at the United States Copyright Office and any necessary foreign equivalents, at its own expense, the original executed copyright assignment set forth on Schedule C hereto to provide third parties with notice of the conveyance hereunder and to perfect the assignment of the Copyright assets to Prosper Funding within the applicable timeframes required in each jurisdiction, (iii) to cause all financing statements and continuation statements (including, without limitation, filings under the Uniform Commercial Code as in effect in Delaware and any other relevant state of the United States, or any foreign equivalent thereto), this Agreement and all amendments hereto, and (iv) record and file at the United States Patent and Trademark Office and any necessary foreign equivalents, at its own expense, the original executed patent assignment set forth on Schedule E hereto to provide third parties with notice of the conveyance hereunder and to perfect the assignment of the Patent assets to Prosper Funding within the applicable timeframes required in each jurisdiction, any other documents necessary to provide third parties with notice of Prosper Funding’s right, title and interest in, to and under all Intellectual Property included in the Transferred Assets to be promptly filed, recorded and registered, and at all times to be kept filed, recorded and registered, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of Prosper Funding in such Transferred Assets, and to deliver to Prosper Funding copies or filing receipts for any document so filed, recorded or registered as soon as reasonably available after such filing, recording or registration. Prosper Funding will cooperate fully with PMI in connection with PMI’s performance of its obligations set forth in this Section 9(a), including, without limitation, by executing any and all documents reasonably required to fulfill the intent of this Section 9(a).

(b)In connection with the foregoing, from and after the Effective Date, PMI will provide Prosper Funding, its successors, assigns or legal representatives, cooperation and assistance at Prosper Funding’s request and expense (including, but not limited to, the execution and delivery of any and all affidavits, declarations, oaths, assignments, powers of attorney or other documentation as may be reasonably required) in:

(i)the preparation and prosecution of any applications for registration or any applications for renewal of a registration covering any of the transferred Trademarks;
(ii)the preparation and prosecution of any applications for grant covering any of the transferred Patents;
(iii)the preparation and prosecution of any applications for registration covering any of the transferred Copyrights;
(iv)the prosecution or defense of any trademark, patent or copyright office proceedings, infringement proceedings or other proceedings that may arise in connection with any of the transferred Trademarks, Patents or Copyrights, including, without limitation, testifying as to any facts related to the transferred Trademarks, Patents or Copyrights, the transfer thereof to Prosper Funding or this Agreement;
(v)obtaining any additional Trademark, Patent or Copyright protection reasonably appropriate that may be secured under the laws now or hereinafter in effect in the United States or any other relevant jurisdiction for the transferred Trademarks, Patent or Copyright; and
(vi)the implementation of or perfection of this Agreement and the grants, rights and transactions contemplated hereby.

10.Security Interests. It is the intention of the Parties that the Asset Transfer contemplated by this Agreement constitutes an absolute assignment and transfer, and that the beneficial interest in all of the Transferred Assets not be property of PMI’s estate in the event of any filing of a bankruptcy petition by or against PMI under any bankruptcy, insolvency or receivership law. However, if the transfer of any of the Transferred Assets is deemed to be other than an absolute assignment and transfer, the Parties intend that this Agreement comprise a security agreement (as such term is defined in the Uniform Commercial Code or equivalent statute or law concerning the grant and perfection of security interests in every relevant jurisdiction) that grants a security interest in all of the Transferred Assets to Prosper Funding such that Prosper Funding shall have the rights, powers and privileges of a secured party under the Uniform Commercial Code or equivalent statute or law concerning the grant and perfection of security interests in every relevant jurisdiction, and that the filings, recordings and registrations described in this Section 10 give Prosper Funding a first priority perfected security interest in, to and under all of the Transferred Assets.

11.Representations and Warranties of PMI. PMI represents and warrants to Prosper Funding, as of the date hereof and as of the Effective Date, as follows:

(a)Authorization. PMI is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization. PMI has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement and the transactions contemplated hereby have been duly authorized, executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)No Conflicts. Neither the execution and delivery of this Agreement nor the performance by PMI of its obligations hereunder will conflict with, breach, violate, constitute a default under or accelerate any rights or obligations under (or constitute an event which, with the passage of time, would result in any of the foregoing): (i) any indenture, mortgage, deed of trust, loan agreement or other contract, agreement, commitment or instrument to which PMI is a party or by which it is bound and which relates to, or imposes any restrictions upon the ability of PMI to transfer to Prosper Funding, the Transferred Assets; (ii) the organizational or other governing documents of PMI; or (iii) in any material respect, any statute, law, judgment, order, writ, decree, permit, license, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over PMI or its property. The performance by PMI of its obligations hereunder will not require any consent or approval of, or any filing, qualification or registration with, any court or governmental or regulatory agency or authority having jurisdiction over PMI or its property or any other third party.

(c)Title to Transferred Assets. PMI owns all right, title and interest in, to and under the Transferred Assets, free and clear of all liens, pledges, claims, security interests, charges, restrictions, limitations or other encumbrances of any kind (collectively, “Liens”). Upon the occurrence of the Effective Date hereunder and the consummation of the other transactions contemplated hereby, Prosper Funding will acquire good title to such Transferred Assets free and clear of all Liens.

(d)Transferred IP Assets.

(i)Schedule of Licenses. The information set forth in each of Schedule A-1 and Schedule A-2 hereto is true and correct in all material respects.

(ii)Compliance with Law. The assignment of the Transferred Assets pursuant to this Agreement complies in all material respects with all requirements of applicable federal, state, local, and foreign laws, and regulations thereunder.

(iii)All Filings Made. PMI has caused or will, in consultation with Prosper Funding, cause the filing of all appropriate financing statements and other filings (including, but not limited to, UCC filings (and relevant foreign equivalents) and trademark, patent or copyright filings (with the United States Patent and Trademark Office, United States Copyright Office and relevant foreign equivalents)) in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Transferred Assets granted to Prosper Funding hereunder, or as otherwise necessary in any jurisdiction to provide third parties with notice of the transfers and assignments herein contemplated and to perfect the absolute conveyance of the Transferred Assets from PMI to Prosper Funding at the Effective Date, and no other consent, approval, or order of, or filing with, any court or governmental body is required to be obtained or made by PMI for the consummation of the transactions in the manner contemplated by this Agreement, except such as have been obtained (and not revoked) on or prior to the Effective Date; provided, however, that if (A) any filing or trademark, patent or copyright filing is not accepted by the relevant governmental authority or is not effective to provide such notice or to perfect such conveyance, and (B) such nonacceptance or ineffectiveness would not have a material adverse effect on the conveyance of the Transferred Assets, such event will not constitute a breach of this representation.

(iv)Priority. Other than the security interest granted to Prosper Funding pursuant to this Agreement, PMI has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Assets. PMI has not authorized the filing of and is not aware of any financing statements against PMI that include a description of collateral covering the Transferred Assets other than any financing statement relating to the security interest granted to Prosper Funding hereunder or that has been terminated. PMI is not aware of any judgment or tax lien filings against PMI.

(v)Lawful Assignment. The contribution, transfer, and assignment of the Transferred Assets under this Agreement and the related assignments are not unlawful, void, or voidable pursuant to the laws or statutes of any jurisdiction, nor will they result in a breach, default, conflict, lien, violation of, or material adverse effect upon, any of the Transferred Assets.

(vi)Validity. The Trademarks that are part of the Transferred Assets are valid, subsisting, enforceable, and have not been abandoned in any applicable jurisdiction.

(vii)No Infringement. The Trademarks, Patents and Copyrights that are part of the Transferred Assets do not violate the Trademark, Patent or Copyright rights of any third party and there is no action or proceeding pending or threatened alleging that such Trademarks infringe upon the rights of any third party.

(viii)No Adverse Judgments. No domestic or foreign court, tribunal, or other official governmental authority, including the United States Patent and Trademark Office, United States Copyright Office or any foreign equivalent, has entered a holding, judgment or decision canceling or otherwise limiting PMI’s interest in the Transferred Assets.

(ix)No Pending Actions. No action or proceeding is pending or, to PMI’s knowledge, threatened, seeking to limit, cancel, or question the validity of any material portion of the Transferred Assets or of PMI’s ownership interest therein, that if adversely determined would have a material adverse effect on the Transferred Assets or the conveyance thereof by PMI to Prosper Funding hereunder.

(x)Quality Control. Through the Effective Date, PMI has examined, monitored and otherwise policed the trademarks that are part of the Transferred Assets in a manner and to an extent necessary and sufficient to prevent the abandonment of any such Trademarks.

12.Representations and Warranties of Prosper Funding. Prosper Funding represents and warrants to PMI, as of the date hereof and as of the Effective Date, as follows:
(a)Authorization. Prosper Funding is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization. Prosper Funding has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement and the transactions contemplated hereby have been duly authorized, executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)No Conflicts. Neither the execution and delivery of this Agreement nor the performance by Prosper Funding of its obligations hereunder will conflict with, breach, violate, constitute a default under or accelerate any rights or obligations under (or constitute an event which, with the passage of time, would result in any of the foregoing): (i) any indenture, mortgage, deed of trust, loan agreement or other contract, agreement, commitment or instrument to which Prosper Funding is a party or by which it is bound and which relates to, or imposes any restrictions upon the ability of Prosper Funding to acquire from PMI, the Transferred Assets; (ii) the organizational or other governing documents of Prosper Funding; or (iii) in any material respect, any statute, law, judgment, order, writ, decree, permit, license, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over Prosper Funding or its property. The performance by Prosper Funding of its obligations hereunder will not require any consent or approval of, or any filing, qualification or registration with, any court or governmental or regulatory agency or authority having jurisdiction over Prosper Funding or its property or any other third party.

13.Reserved.

14.Further Assurances. Each Party hereby agrees to furnish upon request to the other Party such further information, to execute and deliver to the other Party such other documents, and to do such other acts and things, in each case as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and perfecting the transactions contemplated hereby.

15.Third Party Beneficiaries. This Agreement does not confer any rights or remedies upon any person other than the Parties, their respective successors and permitted assigns.
16.Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of applicable law, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties to the fullest extent permitted by applicable law.

17.Amendment, Modification and Waiver. No amendment, modification, waiver or termination of this Agreement shall be binding unless executed in writing by both of the Parties.

18.Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, and any assignment in violation of this Section 18 shall be void. Subject to the foregoing sentence, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties.

19.Notices. Any notice, request, demand, waiver, consent, approval, or other communication that is required or permitted to be given to either Party hereunder shall be in writing and shall be deemed given only if delivered to such Party personally or sent to such Party by email with acknowledgment of receipt, by overnight courier, or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below:

If to PMI:

Prosper Marketplace, Inc.
221 Main Street, Suite 300
San Francisco, CA 94105
Attention: General Counsel
Email: legalnotices@prosper.com

If to Prosper Funding:

Prosper Funding LLC
c/o Prosper Marketplace, Inc.
221 Main Street, Suite 300
San Francisco, CA 94105
Attention: General Counsel
Email: legalnotices@prosper.com

or to such other address or person as either Party may have specified in a notice duly given to the other Party as provided herein.

20.Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. An executed signature page to this Agreement delivered by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) shall be as effective as an original executed signature page hereto.

21.Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.Governing Law and Consent to Jurisdiction. This Agreement and the legal relations between the Parties shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflict of laws rules.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Prosper Funding LLC

By: /s/ Usama Ashraf_____________________

Name:     Usama Ashraf
Title:         President and Chief Financial Officer
Address:     221 Main Street, 3rd Floor
San Francisco, CA 94105

Tax Identification No.: 45-4526070

PROSPER MARKETPLACE, INC.

By: /s/ Edward R. Buell III______________________

Name:     Edward R. Buell III
Title:         General Counsel and Secretary
Address:     221 Main Street, 3rd Floor
San Francisco, CA 94105
Tax Identification No.: 73-1733867

[Signature Page to Asset Transfer Agreement]

Schedule A-1
Prosper Card IP

1.Schedule of Goodwill and Other Assets

•Style Guides

•Advertising, marketing or promotional materials, signage or other related materials bearing any licensed or unlicensed Trademarks in any form, whether or not they are currently in use

•Previously utilized unlicensed brand research and materials however embodied, used, presented, stored or presented

•Brand research and materials not yet implemented

•Current or newly created data associated with Prosper Card IP stored on any medium, including cloud services, such as [***].

•Social media accounts, including Twitter, Facebook, Youtube, LinkedIn and Google+ accounts

•Code associated with Prosper Card IP, including source code, executable code, or any form of instructions that execute a computer, that is stored in a code hosting platform, such as [***].
•All other Intellectual Property assets of PMI associated with the Card Program and its present and ongoing operation, use and maintenance, exclusive of computer or electronic hardware (including personal computers, servers, routers, modems, blackberries, telephones, switching equipment, cabling or other similar or related physical property) which, for the avoidance of doubt, PMI and Prosper Funding expressly acknowledge does not comprise goodwill related to the trademarks, does not comprise Transferred Assets and shall continue to be owned by PMI.

2.Schedule of Copyrights

•The Prosper Marketplace, Inc. (PMI), Website, Registration Number TX0006314545, and any and all other PMI’s copyrights, whether or not completed, in development, declared or manifested on websites having or using the www.prosper.com domain name (or any other website that PMI hosts or licenses content to), and each page thereof, and whether or not they are currently in use, and whether or not such copyrights have yet been registered or applications for the registration thereof prepared and delivered.

Schedule A-2
White Label IP

1.Schedule of Goodwill and Other Assets

•Style Guides
•To the extent the marks belong to PMI, all manifestations of the licensed and unlicensed trademarks appearing on https://heloc.bbvausa.com/heloc/apply/tell-us-about-your-home or a successor website, and each page thereof, whether or not the trademarks are currently in use

•Advertising, marketing or promotional materials, signage or other related materials bearing any licensed or unlicensed trademarks in any form, whether or not they are currently in use

•Previously utilized unlicensed brand research and materials however embodied, used, presented, stored or presented

•Brand research and materials not yet implemented

•Code associated with White Label IP, including source code, executable code, or any form of instructions that execute a computer, that is stored in a code hosting platform, such as [***].

•The technology stored on [***] and associated with White Label Services

•Social media accounts, including Twitter, Facebook, Youtube, LinkedIn and Google+ accounts
•All other Intellectual Property assets of PMI associated with the Card Program and its present and ongoing operation, use and maintenance, exclusive of computer or electronic hardware (including personal computers, servers, routers, modems, blackberries, telephones, switching equipment, cabling or other similar or related physical property) which, for the avoidance of doubt, PMI and Prosper Funding expressly acknowledge does not comprise goodwill related to the trademarks, does not comprise Transferred Assets and shall continue to be owned by PMI.

Schedule B

Form of Trademark Assignment for Recording

ASSIGNMENT OF TRADEMARKS

WHEREAS, Prosper Marketplace, Inc., a Delaware corporation, located and doing business at 211 Main Street, Suite 300, San Francisco, CA 94105, hereinafter “Assignor”, is the owner of the trademarks and service marks listed in Exhibit A attached hereto and incorporated by reference herein (the “Trademarks”), and the United States registrations and applications therefor; and

WHEREAS, Prosper Funding LLC, a Delaware limited liability company, located and doing business at 211 Main Street, Suite 300, San Francisco, CA 94105, hereinafter “Assignee”, is desirous of acquiring all of the rights, title and interest of Assignor in, to and under the Trademarks, together with all related goodwill of the Assignor’s business associated with the Trademarks;

NOW THEREFORE, in consideration of good and valuable consideration from Assignee to Assignor, the sufficiency and receipt of which are hereby acknowledged by Assignor, Assignor confirms the transfer and hereby transfers and assigns to Assignee, the entire right, title and interest in, to and under the Trademarks, together with the all related goodwill of the Assignor’s business associated with the Trademarks, and all trademark registrations and applications therefor; and

Assignor does hereby also sell, assign, transfer and set over unto Assignee, its successor, assigns and legal representatives, all claims for damages by reason of past infringement of the

Trademarks, the right to sue for and collect the same for its own use and enjoyment and the use and enjoyment of its successors, assigns and legal representatives; and

Assignor hereby assigns all right, title and interest in, to and under the marks listed in Exhibit A in all jurisdictions and further agrees to execute such additional documents as may be required in all jurisdictions to effectuate such assignment, including the assignment of applications and registrations for the Trademarks and to record the same.

IN WITNESS WHEREOF, the parties have executed this instrument on this ______ day of __________, 20_____.

PROSPER MARKETPLACE, INC., Assignor

By:         Name:
Title:

PROSPER FUNDING LLC, Assignee

By:         Name:
Title:

Schedule C

Form of Copyright Assignment for Recording

ASSIGNMENT OF COPYRIGHTS

WHEREAS, Prosper Marketplace, Inc., a Delaware corporation, located and doing business at 211 Main Street, Suite 300, San Francisco, CA 94105, hereinafter “Assignor”, is the owner of the copyrights listed in Exhibit A attached hereto and incorporated by reference herein (collectively, the “Copyrights”), and the United States registrations and applications therefor; and

WHEREAS, Prosper Funding LLC, a Delaware limited liability company, located and doing business at 211 Main Street, Suite 300, San Francisco, CA 94105, hereinafter “Assignee”, is desirous of acquiring all of the rights, title and interest of Assignor in, to and under the Copyrights;

NOW THEREFORE, in consideration of good and valuable consideration from Assignee to Assignor, the sufficiency and receipt of which are hereby acknowledged by Assignor, Assignor confirms the transfer and hereby transfers and assigns to Assignee, the entire right, title and interest in, to and under the Copyrights, and all copyright registrations and applications therefor; and

Assignor does hereby also sell, assign, transfer and set over unto Assignee, its successor, assigns and legal representatives, all claims for damages by reason of past infringement of the

Copyrights, the right to sue for and collect the same for its own use and enjoyment and the use and enjoyment of its successors, assigns and legal representatives; and

Assignor hereby assigns all right, title and interest in, to and under the Copyrights in all jurisdictions and further agrees to execute such additional documents as may be required in all jurisdictions to effectuate such assignment, including the assignment of applications and registrations for the Copyrights and to record the same.

IN WITNESS WHEREOF, the parties have executed this instrument on this ____ day of ______________, 20_____.

PROSPER MARKETPLACE, INC., Assignor

By:         Name:
Title:

PROSPER FUNDING LLC, Assignee

By:         Name:
Title:

Schedule D

Form of Assignment and Assumption of Assets

ASSIGNMENT AND ASSUMPTION OF ASSETS

WHEREAS, this Assignment and Assumption of Assets is being entered into to effect the transactions contemplated by the Asset Transfer Agreement, dated as of _______________, by and between Prosper Marketplace, Inc. (“PMI”) and Prosper Funding LLC (“Prosper Funding”) (as amended, modified, supplemented or restated from time to time, the “Transfer Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them set forth in the Transfer Agreement.

SECTION 2. Assignment.    Pursuant to the Transfer Agreement, PMI does hereby

unconditionally and irrevocably transfer, assign and convey to Prosper Funding and its successors and assigns, as of the date hereof, in accordance with and subject to the terms of the Transfer Agreement, all of its right, title and interest in, to and under all of the following assets (collectively, the “Transferred Assets”), free and clear of any encumbrances or liens: ______________________________

SECTION 3. Prosper Funding Acceptance.    Prosper Funding does hereby acquire,

assume and accept from PMI the transfer, assignment and conveyance of all of the Transferred Assets, and hereby assumes all of PMI’s obligations thereunder, as of the date hereof.

SECTION 4. Conflicts. This Assignment and Assumption of Assets is subject to all the terms and conditions of the Transfer Agreement. No provision of this Assignment and Assumption of Assets shall be deemed to enlarge, alter or amend the terms or provisions of the Transfer Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Assignment and Assumption of Assets and the terms and conditions of the Transfer Agreement, the terms and conditions of the Transfer Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this instrument on this _____ day of __________, 20_____.

PROSPER MARKETPLACE, INC.

By:         Name:
Title:

PROSPER FUNDING LLC

By:         Name:
Title:

Schedule E

Form of Patent Assignment for Recording

ASSIGNMENT OF PATENTS

WHEREAS, Prosper Marketplace, Inc., a Delaware corporation, located and doing business at 211 Main Street, Suite 300, San Francisco, CA 94105, hereinafter “Assignor”, is the owner of the patents and patent applications listed in Exhibit A attached hereto and incorporated by reference herein (the “Patents”), and the United States patents and applications therefor; and

WHEREAS, Prosper Funding LLC, a Delaware limited liability company, located and doing business at 211 Main Street, Suite 300, San Francisco, CA 94105, hereinafter “Assignee”, is desirous of acquiring all of the rights, title and interest of Assignor in, to and under the Patents, together with all divisions, continuations, continuations-in-part, reissues, extensions, and foreign counterparts thereof, and all Letters Patent (domestic and foreign), inventor's certificates and other rights thereon granted in the United States and foreign countries that may be granted therefor, and all related goodwill of the Assignor’s business associated with the Patents;

NOW THEREFORE, in consideration of good and valuable consideration from Assignee to Assignor, the sufficiency and receipt of which are hereby acknowledged by Assignor, Assignor confirms the transfer and hereby transfers and assigns to Assignee, the entire right, title and interest in, to and under the Patents, together with all divisions, continuations, continuations-in-part, reissues, extensions, and foreign counterparts thereof, and all Letters Patent (domestic and foreign), inventor's certificates and other rights thereon granted in the United States and foreign countries that may be granted therefor, and all related goodwill of the Assignor’s business associated with the Patents; and

Assignor does hereby also sell, assign, transfer and set over unto Assignee, its successor, assigns and legal representatives, all claims for damages by reason of past infringement of the
Patents, the right to sue for and collect the same for its own use and enjoyment and the use and enjoyment of its successors, assigns and legal representatives; and

Assignor hereby assigns all right, title and interest in, to and under the marks listed in Exhibit A in all jurisdictions and further agrees to execute such additional documents as may be required in all jurisdictions to effectuate such assignment, including the assignment of applications and registrations for the Patent and to record the same.

IN WITNESS WHEREOF, the parties have executed this instrument on this ______ day of __________, 20_____.

PROSPER MARKETPLACE, INC., Assignor

By:         Name:
Title:

PROSPER FUNDING LLC, Assignee

By:         Name:
Title: